As filed with the Securities and Exchange Commission on December 17, 1997
                              Registration No. 333-

                       ----------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           Titan Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   94-3171940
                      (I.R.S. employer identification no.)

400 Oyster Point Blvd., South San Francisco, California                 94080
      (Address of principal executive offices)                        (Zip code)

   Titan Pharmaceuticals, Inc. 1995 Stock Option Plan, as amended and restated
                            (Full title of the plan)

                 Louis R. Bucalo, M.D., Chief Executive Officer
                           Titan Pharmaceuticals, Inc.
                             400 Oyster Point Blvd.
                      South San Francisco, California 94080
                     (Name and address of agent for service)

                                 (415) 244-4990
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                               Fran Stoller, Esq.
                      Bachner, Tally, Polevoy & Misher LLP
                               380 Madison Avenue
                            New York, New York 10017
                                 (212) 687-7000

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                          Proposed     Proposed
                                          Maximum      Maximum
Title of each                             Offering     Aggregate    Amount of
Class of Securities     Amount to         Price Per    Offering     Registration
to be Registered      be Registered(1)    Share(2)     Price        Fee
----------------      ----------------    --------     ---------    ------------
Common Stock,
$.001 par value      1,628,899 shares(3)   $5.09     $8,291,095.91    $2446.00

----------
(1) Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of Common Stock pursuant to the anti-dilution provisions of the 1995 Stock Option Plan (the "Plan").

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low price of the Common Stock on December 15, 1997 as reported by The Nasdaq Stock Market, Inc.

(3) Includes 328,899 shares subject to substitute options granted under the Plan in connection with a merger transaction.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The documents listed below are hereby incorporated by reference into this Registration Statement. In addition, all documents subsequently filed by Titan Pharmaceuticals, Inc. (the "Registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

      (a) Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1996;

      (b) 1. The Company's Current Report on Form 8-K filed with the Commission on January 15, 1997;

      (b) 2. The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1997;

      (b) 3. The Company's Current Report on Form 8-K filed with the Commission on May 30, 1997;

      (b) 4. The Company's Current Report on Form 8-K filed with the Commission on June 10, 1997;

      (b) 5.  The Company's definitive Proxy Statement dated June 25, 1997;

      (b) 6. The Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1997;

      (b) 7. The Company's Current Report on Form 8-K filed with the Commission on July 18, 1997;

      (b) 8. The Company's Quarterly Report on Form 10-QSB for the period ended September 30, 1997;

      (b) 9. The Company's Current Report on Form 8-K filed with the Commission on November 21, 1997;

      (c) Registrant's Registration Statement on Form 8-A declared effective by the Securities and Exchange Commission on January 18, 1996, including any amendment or supplement thereto.

Item 4. Description of Securities

     No response is required to this item.

Item 5. Interests of Named Experts and Counsel

     No response is required to this item.

Item 6. Indemnification of Directors and Officers

     The Amended and Restated Certificate of Incorporation and By-Laws of the Registrant provides that the Registrant shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL, relating to indemnification, is hereby incorporated herein by reference.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or controlling persons of the Registrant pursuant to the Registrant's By-laws and the Delaware General Corporation Law, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Registrant's Amended and Restated Certificate of Incorporation includes certain provisions permitted pursuant to Delaware law whereby officers and directors of the Registrant are to be indemnified against certain liabilities. The Registrant's Amended and Restated Certificate of Incorporation also limits, to the fullest extent permitted by Delaware law, a director's liability for monetary damages for breach of fiduciary duty, including gross negligence, except liability for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption and (iv) any transaction from which the director derives an improper personal benefit. Delaware law does not eliminate a director's duty of care and this provision has no effect on the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

     In accordance with Section 102(a)(7) of the GCL, the Amended and Restated Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the Registrant or its Shareholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(a)(7).

     The Registrant also has entered into indemnification agreements with each of its executive officers and directors, the form of which is filed as Exhibit
10.6 to the Registrant's Registration Statement on Form SB-2 (File No.
33-99386).

Item 7. Exemption from Registration Claimed

     No response is required to this item.

Item 8. Exhibits

     4.1 Titan Pharmaceuticals, Inc. 1995 Stock Option Plan, as amended and restated

     5 Opinion of Bachner, Tally, Polevoy & Misher LLP with respect to the legality of the Common Stock to be registered hereunder

     23.1 Consent of Ernst & Young LLP

     23.2 Consent of Bachner, Tally, Polevoy & Misher LLP (contained in Exhibit
          5)

     24   Power of Attorney (included on signature page)

Item 9. Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant as described above, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on the 15th day December, 1997.

                                       TITAN PHARMACEUTICALS, INC.

                                       By: /s/ Louis R. Bucalo
                                       -----------------------------------------
                                               Louis R. Bucalo, M.D.,
                                               Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Louis R. Bucalo and Robert E. Farrell or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                         Title                       Date
       ---------                         -----                       ----

 /s/ Louis R. Bucalo           President, Chief Executive      December 15, 1997
---------------------------    Officer and Director
Louis R. Bucalo, M.D.          (Principal Executive Officer)

/s/ Ernst-Gunter Afting        Director                        December 15, 1997
---------------------------
Ernst-Gunter Afting

/s/ Victor J. Bauer            Director                        December 15, 1997
---------------------------
Victor J. Bauer

/s/ Michael K. Hsu             Director                        December 15, 1997
---------------------------
Michael K. Hsu

/s/ Hubert Huckel              Director                        December 15, 1997
---------------------------
Hubert Huckel, M.D.

/s/ Marvin Jaffe               Director                        December 15, 1997
---------------------------
Marvin Jaffe, M.D.

/s/ Lindsay A. Rosenwald       Director                        December 15, 1997
---------------------------
Lindsay A. Rosenwald, M.D.

/s/ Konrad M. Weis             Director                        December 15, 1997
---------------------------
Konrad M. Weis

/s/ Kenneth J. Widder          Director                        December 15, 1997
---------------------------
Kenneth J. Widder, M.D.

/s/ Robert E. Farrell          Executive Vice President,       December 15, 1997
---------------------------    ChiefFinancial Officer
Robert E. Farrell              (Principal Financial
                               and Accounting Officer)

                               INDEX TO EXHIBITS

Exhibit
  No.           Description
-------         -----------

4.1 Titan Pharmaceuticals, Inc. 1995 Stock Option Plan, as amended and restated

5 Opinion of Bachner, Tally, Polevoy & Misher LLP with respect to the legality of the Common Stock to be registered hereunder

23.1            Consent of Ernst & Young LLP, Independent Auditors

23.2            Consent of Bachner, Tally, Polevoy & Misher LLP
                (contained in Exhibit 5)

24              Power of Attorney (included on signature page)